EXHIBIT 10.L


                       CROWN CENTRAL PETROLEUM CORPORATION

                          1994 LONG-TERM INCENTIVE PLAN
                       (AS RESTATED ON DECEMBER 17, 1998)


SECTION 1: ESTABLISHMENT AND PURPOSE

The purpose of the Crown Central Petroleum Corporation 1994 Long-Term Incentive Plan (the "Plan") is to benefit the Corporation and its Subsidiaries. The Plan is also intended to benefit the Corporation's stockholders by encouraging high levels of performance by individuals who are key to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate and retain talented and experienced individuals essential to the Corporation's success. This is to be accomplished by providing such employees an opportunity to obtain or increase their proprietary interest in the Corporation's performance and by providing such employees with additional incentives to remain with the Corporation and its Subsidiaries.


SECTION 2: DEFINITIONS

The following terms, as used herein, shall have the meaning specified:

        a. "ADMINISTRATIVE COSTS" means total administrative operating expenses exclusive of refinery, supply and transportation, and marketing expenses plus total interest expense including capitalized interest costs net of interest income.

        b. "AWARD" means Non-qualified Stock Options and Performance Vested Restricted Stock granted pursuant to Section 4 hereof.

        c. "AWARD AGREEMENT" means an agreement described in Section 6 hereof entered into between the Corporation and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

        d. "BOARD OF DIRECTORS" means the Board of Directors of the Corporation as it may be comprised from time to time.

        e. "CAUSE" means an act that constitutes cause for termination of employment under the Corporation or Subsidiary's normal personnel practices.

        f. "CODE" means the Internal Revenue Code of 1986, and any successor statute, and the regulations promulgated thereunder, as it or they may be amended from time to time.

        g.     "COMMITTEE" means the Committee as defined in Section 8 hereof.

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        h.     "CORPORATION" means Crown Central Petroleum Corporation, and any successor corporation.

        i. "COVERED EMPLOYEE" means a covered employee within the meaning of Code Section 162(m)(3).

        j. "EMPLOYEE" means officers and other key employees of the Corporation or a Subsidiary, but excludes directors who are not also officers or employees of the Corporation.

        k. "EXCHANGE ACT" means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

        l. "FAIR MARKET VALUE" means the average of the highest and lowest sale price of the Stock as reported on the American Stock Exchange on the relevant date, or if no sale of the Stock is reported for such date, the next preceding day for which there is a reported sale.

        m.     "INSIDER" means any person who is subject to Section 16.

        n. "MARKETING CONTRIBUTION" means Crown's marketing income minus marketing expenses.

        o. "NET MARGIN" means the Corporation's Refining Gross Margin reduced by Total Refining Costs and Administrative Costs and increased by the Marketing Contribution, as determined by the Committee under the Corporation's regular accounting practices on a consistent basis.

        p. "NON-QUALIFIED STOCK OPTION" means an option to purchase Stock that is granted pursuant to Section 4(a) hereof that does not meet the requirements of Code Section 422, or if meeting those requirements, is not intended to be an incentive stock option under Code Section 422.

        m. "PARTICIPANT" means any Employee who has been granted an Award pursuant to this Plan.

        n. "REFINING GROSS MARGIN" means the measure of actual gross margin at the refinery (revenues minus costs of goods) compared to a model for optimal refining performance.

        o. "SECTION 16" means Section 16 of the Exchange Act, and any successor statutory provision, and the rules promulgated thereunder, as it or they may be amended from time to time.

        p. "STOCK" means shares of Class B Common Stock of the Corporation, par value $5 per share, or any security of the Corporation issued in substitution, exchange or lieu thereof.

        u. "SUBSIDIARY" means any corporation in which the Corporation, directly or indirectly, controls 50% or more of the total combined voting power of all classes of such corporation's stock.


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        v.     "TOTAL REFINING COSTS" means total refinery operating costs.


SECTION 3:  ELIGIBILITY

Persons eligible for Awards shall consist of Employees who hold positions of significant responsibility with the Corporation and/or a Subsidiary or whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Corporation and/or a Subsidiary.


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SECTION 4:  AWARDS

The Committee may grant either of the following types of Awards, singly or in combination, as the Committee may in its sole discretion determine:

        a. NON-QUALIFIED STOCK OPTIONS. A Non-qualified Stock Option is an option to purchase a specific number of shares of Stock during such specified time as the Committee may determine, not to exceed ten (10) years, at a price not less than 100% of the Fair Market Value of the Stock on the date the option is granted.

               1) The purchase price of the Stock subject to the option may be paid in cash. At the discretion of the Committee at the time of exercise or as provided in the Award Agreement, the purchase price may also be paid by the tender of Stock (the value of such Stock shall be its Fair Market Value on the date of exercise), or through a combination of Stock and cash, or through such other means as the Committee determines are consistent with the Plan's purpose and applicable law. No fractional shares of Stock will be issued or accepted.

               2) Without limiting the foregoing, to the extent permitted by law (including relevant state law), (A) the Committee may agree to accept as full or partial payment of the purchase price of Stock issued upon exercise of options, a promissory note of the Participant evidencing the Participant's obligation to make future cash payments to the Corporation, which promissory notes shall be payable as determined by the Committee (but in no event later than five (5) years after the date thereof), shall be secured by a pledge of the shares of Stock purchased, and shall bear interest at a rate established by the Committee which shall be at least equal to the minimum interest rate required at the time to avoid imputed interest under the Code, and (B) the Committee may also permit Participants, at the time of exercise or as provided in the Award Agreement, simultaneously to exercise options and sell the shares of Stock thereby acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such Stock.

        b. PERFORMANCE VESTED RESTRICTED STOCK. Performance Vested Restricted Stock is Stock that is issued to a Participant and is subject to the attainment of performance goals, restrictions on transfer or such other restrictions on incidents of ownership, if any, as the Committee may determine.

               1) The performance goals shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the Corporation, one or more Subsidiaries or one or more of their divisions or units, or any combination of the foregoing, as the Committee shall determine, and may be applied on an absolute basis or be relative to industry or other indices, or any combination thereof. Unless otherwise provided in an Award, such performance goals may be adjusted in any manner by the Committee in its discretion at any time and from time to time if it determines that such performance goals are not appropriate under the circumstances. The performance goals for Covered Employees shall be based on the Corporation's Net Margin unless prior to the grant of an Award the Committee determines that another performance measurement or measurements should be substituted.

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               2)     Subject to such restrictions, the Participant as owner of
                      such shares of Performance Vested Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid on such Stock while subject to such restrictions shall be accumulated or reinvested in Stock and held subject to the same restrictions as the Performance Vested Restricted Stock and such other terms and conditions as the Committee shall determine.

               3) A certificate for the shares of Performance Vested Restricted Stock, which certificate shall be registered in the name of the Participant, shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders or the certificates representing shares of Performance Vested Restricted Stock shall be held in custody by the Corporation until the restrictions relating thereto otherwise lapse and the Participant shall deliver to the Corporation a stock power endorsed in blank relating to the Performance Vested Restricted Stock.



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SECTION 5:  SHARES OF STOCK AVAILABLE UNDER PLAN

        a. Subject to the adjustment provisions of Section 9 hereof, the number of shares of Stock with respect to which Awards may be granted under the Plan shall not exceed 1,100,000 shares of Stock; provided that no more than 550,000 of the shares of Stock available for Awards shall be available for Awards in the form of Performance Vested Restricted Stock; and provided further that no single Participant shall receive, in any one calendar year, Awards (i) in the form of Non-qualified Stock Options with respect to more than 150,000 shares of Stock and (ii) for more than 50,000 Performance Vested Restricted Shares, as determined for purposes of Code Section 162(m). The number of shares shall, if permissible under Rule 16b-3 of the Exchange Act, include the number of shares surrendered by a Participant or retained by the Corporation in payment of applicable withholding taxes under
               Section 6(a)(4) hereof.

        b. Any unexercised or undistributed portion of any terminated or forfeited Award shall be available for further Awards in addition to those available under Section 5(a) hereof to the extent permitted under Section 16.

        c. The Stock which may be issued pursuant to an Award under the Plan may be authorized but unissued Stock, or Stock that is acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.


SECTION 6:  AWARD AGREEMENTS

Each Award under the Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock subject to the Award and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan.

        a.     Award Agreements shall include the following terms:

               1) NON-ASSIGNABILITY. A provision that no Award shall be assignable or transferable except by will or by laws of descent and distribution and that, during the lifetime of a Participant, the Award shall be exercised only by such Participant or by his or her guardian or legal representative.


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               2)     TERMINATION OF EMPLOYMENT.

                             A. A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with the Corporation or a Subsidiary, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances. Participants who terminate employment due to retirement, permanent disability, or death prior to the satisfaction of applicable conditions and restrictions associated with their Award(s) may be entitled to a prorated Awards(s) as and to the extent determined by the Committee.

                      B. A provision that for purposes of the Plan, (i) a transfer of an Employee from the Corporation to a Subsidiary or affiliate of the Corporation, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of the Corporation to another, and (ii) a leave of absence, duly authorized in writing by the Corporation, shall not be deemed a termination of employment.

                      C. A provision describing the effect of an event of Cause on an Award.

               3) RIGHTS AS A STOCKHOLDER. A provision stating that a Participant shall have no rights as a stockholder with respect to any Stock covered by an Award of a Non-qualified Stock Option until the date the Participant becomes the holder of record. Except as provided in
                      Section 9 hereof, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.


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               4)     WITHHOLDING. A provision requiring the withholding of
                      applicable taxes required by law from all amounts paid in satisfaction of an Award. A Participant may satisfy the withholding obligation by (A) paying the amount of any taxes in cash, (B) with the approval of the Committee at the time applicable taxes are due or as provided in the Award Agreement, shares of Stock may be deducted from the payment to satisfy the obligation in full or in part, or
                      (C) with the approval of the Committee at the time applicable withholding taxes are due or as provided in the Award Agreement, deliver already owned Stock to satisfy the obligation in full or in part. The amount of the withholding and the number of shares to be deducted shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made. Any use of Stock by an Insider for payment of applicable withholding taxes shall be subject to the provisions of Rule 16b-3 as to the manner and timing of the election.

               5) EXECUTION. A provision stating that no Award is enforceable until the Award Agreement or a receipt has been signed by the Participant and the Corporation or a Subsidiary. By executing the Award Agreement or receipt, a Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

               6) HOLDING PERIOD. In the case of an Award to an Insider: (A) of an equity security, a provision stating (or the effect of which is to require) that such security must be held for at least six (6) months (or such longer period as the Committee in its discretion specifies) from the date of acquisition; or (B) of a derivative security with a fixed exercise price within the meaning of Section 16, a provision stating (or the effect of which is to require) that at least six (6) months (or such longer period as the Committee in its discretion specifies) must elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

        b.     Award Agreements may include the following terms:

               1) REPLACEMENT AND SUBSTITUTION. Any provisions (A) permitting the surrender of outstanding Awards or securities held by the Participant in order to exercise or realize rights under other Awards, or in exchange for the grant of new Awards under similar or different terms or
                      (B) requiring holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

               2) OTHER TERMS. Such other terms as the Committee may determine are necessary and appropriate to effect an Award to the Participant, including, but not limited to, the term of the Award, vesting provisions, any requirements for continued employment with the Corporation or a Subsidiary, any other restrictions or conditions (including performance goals) on the Award and the method by which restrictions or conditions lapse, the effect on the Award of a change in control of the Corporation, the price, amount or value of Awards, and the terms, if any, pursuant to which a Participant may elect to defer the receipt of cash or Stock under an Award.
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SECTION 7:  AMENDMENT AND TERMINATION

The Board of Directors may at any time amend, suspend or discontinue the Plan, in whole or in part. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law, but no such alteration or amendment shall impair the rights of any holder of an Award without the holder's consent, except to preserve the Plan's qualification as a safe harbor plan under Section 16. However, no such action may, without approval of the stockholders of the Corporation, be effective with respect to (A) any Insider if such approval is required by Section 16, or (B) any Covered Employee if such approval is required by Code Section 162(m)(4)(C).


SECTION 8:  ADMINISTRATION

        a. The Plan and all Awards granted pursuant thereto shall be administered by a Committee of the Board of Directors, which Committee shall consist of not less than three (3) members of such Board of Directors and shall be constituted so as to permit the Plan to comply with the administration requirements of Rule 16b-3(c)(2)(i) and (ii) of the Exchange Act and Code Section 162(m)(4)(C). The members of the Committee shall be designated by the Board of Directors. Unless the Board provides otherwise, the Committee shall be the Executive Compensation and Bonus Committee of the Board of Directors. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.


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        b.     The Committee shall have the power to interpret and administer the Plan. All questions of interpretation with respect to the Plan, the number of shares of Stock or other security or rights granted and the terms of any Award Agreements, including the timing, pricing, and amounts of Awards, shall be determined by the Committee, and its determination shall be final and conclusive upon all parties in interest. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among Employees who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

        c. In the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern.

        d. It is the intent of the Corporation that this Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfies,
               (i) in the case of Participants who are or may be Insiders, the applicable requirements of Rule 16b-3 of the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16, and will not be subjected to avoidable liability thereunder; (ii) with respect to Non-qualified Stock Options in the case of Participants who are or may be Covered Employees, the applicable requirements of Code
               Section 162(m) so that the tax deduction for the Corporation or a Subsidiary for remuneration in respect of this Plan for services performed by such Covered Employees with respect to such Non-qualified Stock Options, is not disallowed in whole or in part by the operation of such Code Section, and (iii) with respect to Performance Vested Restricted Stock in the case of Participants who are or may be Covered Employees, the applicable requirements of Code Section 162(m) to the extent designated by the Committee at the time of an Award. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(d), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Insiders and/or Covered Employees, as applicable.


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        e.     The Committee may delegate to the officers or employees of the
               Corporation and its Subsidiaries the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder as these relate to Insiders or Covered Employees, including, but not limited to, decisions regarding the timing, eligibility, pricing, amount or other material terms of such Awards.


SECTION 9:  ADJUSTMENT PROVISIONS

        a. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, merger or consolidation (whether or not the Corporation is a surviving corporation), reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend payback in cash or property, the number of shares of Stock (or other securities) then remaining subject to this Plan, and the maximum number of shares that may be issued to any single participant pursuant to this Plan, including those that are then covered by outstanding Awards, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased and the price for each share then covered by an outstanding Award shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced and the price for each share then covered by an outstanding Award shall be proportionately increased.

        b. The Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan not described in (a), or as is required or authorized under the terms of any applicable Award Agreement.

        c. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.


SECTION 10:  CHANGE OF CONTROL

        a. In the event of a change in control of the Corporation, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion unless otherwise provided in an Award Agreement, take any of the following actions as a result, or in anticipation, of any such event:

               1) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan;
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               2)     offer to purchase any outstanding Award made pursuant to
                      this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the change of control; or

3) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such change of control.

               Any such action approved by the Committee shall be conclusive and binding on the Corporation and all Participants.

        b. For purposes of this Section, a change of control shall mean the following:

1) A tender offer or exchange offer is made whereby the effect of such offer is to take over and control the affairs of the Corporation, and such offer is consummated for the ownership of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities.

2) The Corporation is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than seventy-five percent (75%) of the combined voting power of the surviving or resulting corporation shall then be owned in the aggregate by the former stock holders of the Corporation.

3) The Corporation transfers substantially all of its assets to another corporation or entity that is not a wholly owned subsidiary of the Corporation.


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4)                    Any person (as such term is used in Sections 3(a)(9) and
                      13(d)(3) of the Exchange Act) other than a person included within the definition of Rosenberg Shareholder in Section II.6, Stock Not Subject to the Control Share Act, of the Corporation's Bylaws (or any group controlled by or consisting of persons included within the definition of Rosenberg Shareholder) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities.

5) As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the Board of Directors of the Corporation immediately before the transaction, cease to constitute at least a majority thereof.

6) As the result of any sale, exchange, business combination, joint venture or other transaction with a third party or any combination of such transactions: (A) the Corporation's refining capacity is reduced to less than 80,000 barrels per day, (B) for a period in excess of two years, the refining capacity over which the Corporation will have operational control and market risk is less than 80,000 barrels per day, or (C) the Corporation has less than 175 company operated and dealer retail units.


SECTION 11:  UNFUNDED PLAN

The Plan shall be unfunded. No provision of the Plan or any Award Agreement will require the Corporation or its Subsidiaries, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor will the Corporation or its Subsidiaries maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants will have no rights under the Plan other than as unsecured general creditors of the Corporation and its Subsidiaries, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they will have the same rights as other employees under generally applicable law.



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SECTION 12:  LIMITS OF LIABILITY

        a. Any liability of the Corporation or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

        b. Neither the Corporation nor a Subsidiary, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan.


SECTION 13:  RIGHTS OF EMPLOYEES

        a. Status as an eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Employee or to eligible Employees generally.

        b. Nothing contained in this Plan or in any Award Agreement (or in any other documents related to this Plan or to any Award or Award Agreement) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or a Subsidiary or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without cause.


SECTION 14:  TERM

The Plan shall be adopted by the Board of Directors effective as of January 1, 1994, subject to approval by the Corporation's stockholders. The Committee may grant Awards prior to stockholder approval, provided, however, that Awards granted prior to such stockholder approval are automatically canceled if stockholder approval is not obtained at or prior to the period ending twelve months after the date the Plan is adopted. Notwithstanding anything to the contrary herein, no Award may be exercisable prior to the date stockholder approval is obtained. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements, provided that Awards under the Plan may only be granted within ten years from the effective date of the Plan.


SECTION 15:  REQUIREMENTS OF AND GOVERNING LAW

        a. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the state of Maryland without regard to the conflict of law principles thereof.

        b. Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Corporation shall not be required to sell or issue shares of Stock hereunder if the issuance thereof would constitute a violation by the Participant or the Corporation of any provisions of any law or regulation of any governmental authority or any national

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               securities exchange; and as a condition of any sale or issuance the Corporation may require such agreements or undertakings, if any, as the Corporation may deem necessary or advisable to assure compliance with any such law or regulation.